Exhibit 99.1

News Release For Immediate Release

Ontrak Health Announces 2025 First Quarter Financial Results

•Q1 Revenue of $2.0 million, down 25% year over year
•Q1 Operating loss of $(5.9) million, a 37% increase year over year
•Q1 Adjusted EBITDA of $(4.3) million, a 28% decline year over year
•Company announces securing a $10.0 million financing commitment from Acuitas Capital LLC
•Company announces recertification by the National Committee for Quality Assurance (NCQA) as a Credentials Verification Organization (CVO)
•Company to Host Conference Call at 4:30 pm ET Today

Miami, FL – May 20, 2025 – Ontrak, Inc. (NASDAQ: OTRK) (“Ontrak” or the “Company”), a leading AI-powered and technology-enabled behavioral healthcare company, today reported its financial results for the first quarter ended March 31, 2025.

Management Commentary

Brandon LaVerne, Ontrak Health’s Chief Executive Officer, stated, “We are thrilled to report that membership in our Ontrak programs has nearly doubled year over year, validating our multi-solution approach across Medicare Advantage, Medicaid, and Commercial populations. Our AI-driven Advanced Engagement System has transformed how we deliver care, enabling unprecedented operational efficiency while maintaining our focus on the human elements that drive meaningful outcomes. Our successful implementations at Intermountain Health and our Northeast Regional Plan, coupled with our optimism on converting prospects in our pipeline, provide a path to doubling our run-rate revenue in 2025.”

First Quarter 2025 Financial Results Highlights
•Revenue for the first quarter of 2024 was $2.0 million, representing a 25% decrease compared to the same period in 2024.
•Operating loss for the first quarter of 2024 was $(5.9) million compared to an operating loss of $(4.3) million for the same period in 2024.
•Adjusted EBITDA for the first quarter of 2024 was $(4.3) million compared to adjusted EBITDA of $(3.4) million for the same period in 2024.
•Net loss for the first quarter of 2025 was $(6.9) million, or a $(1.65) diluted net loss per common share (after deduction for undeclared preferred stock dividends), compared to net loss of $(4.5) million, or a $(1.65) diluted net loss per common share (after deduction for undeclared preferred stock dividends) for the same period in 2023.
•Non-GAAP net loss for the first quarter of 2025 was $(5.5) million, or a $(1.40) non-GAAP diluted net loss per common share (after deduction for undeclared preferred stock dividends), compared to non-GAAP net loss of $(3.8) million, or a $(1.49) non-GAAP diluted net loss per common share (after deduction for undeclared preferred stock dividends) for the same period in 2024.
Adjusted EBITDA, non-GAAP net loss and non-GAAP diluted net loss per common share are non-GAAP financial measures. See our description and reconciliation of such non-GAAP measures at the end of this release.

First Quarter 2025 and Recent Operating Highlights

•Total enrolled members in our WholeHealth+ program numbered 1,578 at the end of Q1 2025, compared to 1,409 at the end of Q4 2024 and 1,521 at the end of Q1 2024. Total enrolled members in Ontrak Engage, one of the segmented solutions within WholeHealth+ which we began offering on an à la carte basis in Q2 2024, numbered 1,587 at the end of Q1 2025, compared to 716 at the end of Q4 2024.
•Total callable outreach pool for WholeHealth+ was 7,319 at March 31, 2025 compared to 4,908 at December 31, 2024 and 5,057 at March 31, 2024. Total callable outreach pool for Ontrak Engage was 22,152 at March 31, 2025 compared to 20,648 at December 31, 2024.
•On May 19, 2025, the Company and Acuitas Capital LLC (“Acuitas”) entered into an agreement relating to the Keep Well Agreement pursuant to which, among other things, Acuitas i) committed to purchase up to an additional $5.0 million in principal amount of Demand Notes (the “May 2025 Convertible Demand Notes”) and up to $5.0 million in principal amount of senior secured non-convertible promissory notes (the “Non-Convertible Demand Notes”) from the Company, and ii) agreed not to exercise its right to require that any amounts due under any Demand Note or Non-Convertible Demand Note be paid until the earlier of (a) September 1, 2026 and (b) 30 days following the date on which all $5.0 million in principal amount of Non-Convertible Demand Notes has been purchased.
•In April 2025, the Company announced it has been re-certified by the National Committee for Quality Assurance (NCQA), a recognized leader in healthcare quality assessment, evaluation, and certification, as a Credentials Verification Organization (CVO) for the element of license to practice. This recertification reaffirms Ontrak’s ongoing commitment to maintaining the highest standards of quality and compliance across its suite of healthcare solutions, helping health plan customers effectively meet their accreditation goals. Ontrak’s renewed NCQA certification will extend through April 22, 2027.
•In April 2025, the Company announced that a new affiliated practice association has secured the official Medicaid designation in two new states, which will enable Ontrak to operate as a direct value-based provider in addition to its historical operations as a vendor. As a value-based care provider, Ontrak can align the quality outcomes and HEDIS measures with medical cost savings and financial incentives that it shares with payor partners. In addition, classification as a value based provider gives payors greater flexibility to partner with Ontrak through a model that allows for fees to become part of the medical cost ratio rather than an administrative vendor fee. For Medicaid plans, it will allow for Ontrak to bill codes that are reimbursable at the State level. This shift is further enabling additional pipeline opportunities and provides payors optionality and flexibility in working with Ontrak.
•In February 2025, the Company announced the signing of an extension of its strategic partnership with Sentara Health Plans for an additional three years through December 2027, following three successful expansions throughout 2024, including the expansion of WholeHealth+ to a larger Commercial membership, and introduction of Ontrak's Engage solution to Sentara Health Plans’ Commercial fully insured and certain self-funded members, as well as the Marketplace membership. These expansions have significantly broadened the reach and support for members, addressing their physical and behavioral health needs, and social determinants of health. With this expansion, Ontrak began offering its Quality solution to close HEDIS gaps in care as part of its WholeHealth+ and Engage solutions to enrolled Sentara Health Plans members.

Financial Outlook

The following outlook is based on information available as of the date of this press release and is subject to change in the future.

For the quarter ending June 30, 2025, the Company estimates revenue in the range of $2.2 million to $2.6 million.

Conference Call & Webcast Details

The Company will host a conference call/webcast today at 4:30 pm ET/1:30 pm PT. Investors, analysts, employees and the general public can access the call by registering online for dial-in information or via live audio webcast at: https://ontrakhealth.com/investors/presentations-events. Participants interested in dialing in to the conference call are requested to register a day in advance or at a minimum 15 minutes before the start of the call to obtain a unique pin for the call.

A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

About Ontrak, Inc.

Ontrak Health (Nasdaq: OTRK) is a value-based behavioral healthcare company that identifies and engages people with unmet health needs using its proprietary Advanced Engagement System to improve clinical outcomes and reduce total cost of care. Ontrak uniquely identifies, engages, and delivers care to the most vulnerable members of the behavioral health population who would otherwise fall through the cracks of the healthcare system. Through our Advanced Engagement System, we achieve higher engagement rates with individuals with anxiety, depression, substance use disorder and chronic disease by delivering personalized care coaching and customized care pathways that help them receive the treatment and advocacy they need, despite the socio-economic, medical and health system barriers that exacerbate the severity of their comorbid illnesses. The company’s whole-person approach integrates AI, predictive analytics, comprehensive clinical and claims data, patient-generated information, and digital interfaces with care coach engagements to deliver improved member health, better healthcare system utilization, and durable outcomes and savings to healthcare payors.

Learn more at www.ontrakhealth.com.

Forward-Looking Statements

This press release contains “forward-looking” statements that are based on the Company’s beliefs and assumptions and on information currently available to the Company on the date of this press release and are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “may,” “will,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plan,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” or the negative of those words or other comparable words. Forward-looking statements may include, but are not limited to, the Company’s belief that it will be successful in returning to sustained growth, that its strategy will accelerate the Company’s return to growth by converting new customers and expand with existing customers, the Company's ability to convert its pipeline of prospects into active customers, the Company's ability to maximize its differentiated platform and deliver return on investment for customers, the Company’s revenue on a per member per month basis, gross margin estimates and the Company's estimated revenue for quarter ending June 30, 2025. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements, including, without limitation, risks related to: the Company’s ability to successfully execute on its strategy and business plan; the Company’s ability to increase its revenue and efficiently manage expenses and achieve profitability; the Company’s high customer concentration and the ability of its customers to terminate their contracts for convenience; the adequacy of the Company’s existing cash resources and anticipated capital commitments and future cash requirements to enable the Company to continue as a going concern; Company’s ability to access the financing provided by the financing commitment and the potential benefits to the Company of such financing; the Company’s ability to raise additional capital when needed; difficulty enrolling new members and maintaining existing members in the Company’s programs; the effectiveness of the Company’s treatment programs; lower than anticipated eligible members under the Company’s contracts; the Company’s dependence on key personnel and the Company’s ability to recruit and retain key personnel; the Company’s ability to maintain the listing of its stock on Nasdaq; the federal jury's conviction of the Company’s largest stockholder and former Chief Executive Officer and Chairman of one count of securities fraud and two counts of insider trading, and whether governmental authorities will institute separate investigations or proceedings against the Company and/or its current or former executives and/or directors; substantial regulation in the health care industry; changes in regulations or issuance of new regulations or interpretations; the Company’s limited operating history; difficulty in developing, exploiting and protecting proprietary technologies; business disruption and related risks; general economic conditions, nationally and globally, and their effect on the market for our service; intense competition and competitive pressures and trends in the Company’s industry and the Company’s ability to successfully compete; changes in laws, regulations, or policies; and risks related to the Company’s ability to realize the potential benefits of and to effectively integrate acquisitions. For a further list and description of the risks and uncertainties the Company faces, please refer to the Company’s most recent Securities and Exchange Commission filings which are available on its website at http://www.sec.gov. Forward-looking statements are current only as of the date they are made and the Company assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, the Company has provided in this press release and the quarterly conference call held on the date hereof certain non-GAAP financial measures. The non-GAAP financial measures presented include EBITDA, Adjusted EBITDA, Non-GAAP net loss, and Non-GAAP net loss per common share, which are not U.S. GAAP financial measures. We believe that the presentation of these financial measures enhances an investor’s understanding of our financial performance. We further believe that these financial measures are useful financial metrics to assess our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business.

EBITDA consists of net loss before interest, taxes, depreciation and amortization expenses. Adjusted EBITDA consists of net loss before interest, taxes, depreciation, amortization, stock-based compensation, restructuring, severance and related costs, and gain/loss on change in fair value of warrant liability. We believe that making such adjustments provides investors meaningful information to understand our results of operations and the ability to analyze our financial and business trends on a period-to-period basis.

Non-GAAP net loss consists of net loss adjusted for stock-based compensation, restructuring, severance and related costs, and gain/loss on change in fair value of warrant liability. Non-GAAP net loss per common share consists of loss per share adjusted for non-GAAP net loss attributable to common stockholders. We believe that making such adjustments provides investors meaningful information to understand our results of operations and the ability to analyze our financial and business trends on a period-to-period basis.

We believe the above non-GAAP financial measures are commonly used by investors to evaluate our performance and that of our competitors. However, our use of the term EBITDA, Adjusted EBITDA, Non-GAAP net loss and Non-GAAP net loss per common share may vary from that of others in our industry. None of EBITDA, Adjusted EBITDA, Non-GAAP net loss or Non-GAAP net loss per common share should be considered as an alternative to net loss before taxes, net loss, net loss per common share or any other performance measures derived in accordance with U.S. GAAP as measures of performance.

See the Reconciliation of Non-GAAP Measures table at the end of this press release for a reconciliation of the Non-GAAP financial measures to U.S. GAAP financial measures.

Contact

For Investors:

Ryan Halsted
Gilmartin Group
investors@ontrakhealth.com

ONTRAK, INC.
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended March 31,
	2025	2024
Revenue	$2,017	$2,680
Cost of revenue	1,271	975
Gross profit	746	1,705

Operating expenses:
Research and development	1,408	1,078
Sales and marketing	564	532
General and administrative	4,624	4,078
Restructuring, severance and related costs	—	290
Total operating expenses	6,596	5,978
Operating loss	(5,850)	(4,273)

Other expense, net	—	(2)
Interest expense, net	(1,041)	(183)
Loss before income taxes	(6,891)	(4,458)
Income tax expense	—	—
Net loss	(6,891)	(4,458)
Dividends on preferred stock - undeclared	(2,239)	(2,239)
Net loss attributable to common stockholders	$(9,130)	$(6,697)

Net loss per common share, basic and diluted	$(1.65)	$(1.65)

Weighted-average common shares outstanding, basic and diluted	5,517	4,059

ONTRAK, INC.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	March 31, 2025	December 31, 2024
Assets	(unaudited)
Current assets:
Cash	$4,087	$5,710
Accounts receivable, net	602	1,012
Unbilled receivables	879	595
Deferred costs	179	178
Prepaid expenses and other current assets	2,162	2,065
Total current assets	7,909	9,560
Long-term assets:
Property and equipment, net	454	490
Goodwill	5,713	5,713
Other assets	4,064	5,167
Operating lease right-of-use assets	131	145
Total assets	$18,271	$21,075
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$725	$179
Accrued compensation and benefits	824	558
Deferred revenue	19	18
Demand notes payable, net	7,037	6,008
Current portion of operating lease liabilities	72	68
Other accrued liabilities	2,379	1,949
Total current liabilities	11,056	8,780
Long-term liabilities:
Long-term debt, net	2,489	2,327
Long-term operating lease liabilities	79	98
Total liabilities	13,624	11,205
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.0001 par value; 50,000,000 shares authorized; 3,770,265 shares issued and outstanding at each of March 31, 2025 and December 31, 2024	—	—
Common stock, $0.0001 par value; 500,000,000 shares authorized; 4,217,848 shares issued and outstanding at each of March 31, 2025 and December 31, 2024	7	7
Additional paid-in capital	552,253	550,585
Accumulated deficit	(547,613)	(540,722)
Total stockholders' equity	4,647	9,870
Total liabilities and stockholders' equity	$18,271	$21,075

ONTRAK, INC.
Consolidated Statements of Cash Flows
(in thousands)

	For the Three Months Ended March 31,
	2025	2024
Cash flows from operating activities
Net loss	$(6,891)	$(4,458)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	1,421	352
Paid-in-kind interest expense	586	112
Depreciation expense	104	198
Amortization expense	454	100
Change in fair value of warrant liability	—	2
Changes in operating assets and liabilities:
Accounts receivable	411	(241)
Unbilled receivables	(284)	(25)
Prepaid expenses and other assets	(84)	365
Accounts payable	545	104
Deferred revenue	1	146
Leases liabilities	(16)	(13)
Other accrued liabilities	1,030	99
Net cash used in operating activities	(2,723)	(3,259)
Cash flows from investing activities
Purchase of property and equipment	(58)	(37)
Net cash used in investing activities	(58)	(37)
Cash flows from financing activities
Proceeds from Demand Notes	1,500	—
Proceeds from warrants exercised	—	523
Financed insurance premium payments	(342)	(528)
Payment of taxes related to net-settled stock awards	—	—
Net cash provided by (used in) financing activities	1,158	(5)
Net change in cash and restricted cash	(1,623)	(3,301)
Cash at beginning of period	5,710	9,701
Cash at end of period	$4,087	$6,400

Supplemental disclosure of cash flow information:
Interest paid	$17	$30
Non-cash financing and investing activities:
Debt issuance costs	$—	$10,495
Warrants issued in connection with Demand Notes	247	—
Finance lease and accrued purchases of property and equipment	—	4
Common stock issued to settle contingent consideration	—	64

ONTRAK, INC.
Reconciliation of Non-GAAP Measures
(in thousands, except per share data)

Reconciliation of Operating Loss to EBITDA and Adjusted EBITDA

	Three Months Ended March 31,
	2025	2024
Operating loss	$(5,850)	$(4,273)
Depreciation expense	104	198
Amortization expense (1)	14	61
EBITDA	(5,732)	(4,014)
Stock-based compensation expense	1,421	352
Restructuring, severance and related costs (2)	—	290
Adjusted EBITDA	$(4,311)	$(3,372)

Reconciliation of Net Loss to Non-GAAP Net Loss; and Net Loss per Common Share to Non-GAAP Net Loss per Common Share

	Three Months Ended March 31,
	2025	2024
Net loss	$(6,891)	$(4,458)
Stock-based compensation expense	1,421	352
Restructuring, severance and related costs (2)	—	290
Loss on change in fair value of warrant liability	—	2
Non-GAAP net loss	(5,470)	(3,814)
Dividends on preferred stock - undeclared	(2,239)	(2,239)
Non-GAAP net loss attributable to common stockholders	$(7,709)	$(6,053)

Net loss per common share - basic and diluted	$(1.65)	$(1.65)
Non-GAAP net loss per common share - basic and diluted	(1.40)	(1.49)
Weighted-average common shares outstanding - basic and diluted	5,517	4,059
_______________________
(1) Relates to operating and financing right-of-use assets and acquired intangible assets.
(2) Includes one-time severance and related benefit costs related to reduction in workforce plan announced in February 2024 as part of Company's continued cost savings measure.